EXHIBIT 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

        In connection with the Quarterly Report on Form 10-Q of Pool Corporation (the “Company”) for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Manuel J. Perez de la Mesa, as Chief Executive Officer of the Company, and Mark W. Joslin, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2008

/s/ Manuel J. Perez de la Mesa
Manuel J. Perez de la Mesa
President and Chief Executive Officer

/s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.